UNITED STATES OF AMERICA Before the SECURITIES AND EXCHANGE COMMISSION SECURITIES ACT OF 1933 Release No. 11123 / October 24, 2022 SECURITIES EXCHANGE ACT OF 1934 Release No. 96137 / October 24, 2022 ACCOUNTING AND AUDITING ENFORCEMENT Release No. 4357 / October 24, 2022 ADMINISTRATIVE PROCEEDING File No. 3-21215 In the Matter of CRONOS GROUP INC. Respondent. ORDER INSTITUTING CEASE-AND- DESIST PROCEEDINGS PURSUANT TO SECTION 8A OF THE SECURITIES ACT OF 1933 AND SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS, AND IMPOSING A CEASE-AND-DESIST ORDER I. The Securities and Exchange Commission (“Commission”) deems it appropriate that cease- and-desist proceedings be, and hereby are, instituted against Cronos Group Inc. (“Cronos” or “Respondent”), pursuant to Section 8A of the Securities Act of 1933 (“Securities Act”) and Section 21C of the Securities Exchange Act of 1934 (“Exchange Act”). II. In anticipation of the institution of these proceedings, Respondent has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission’s jurisdiction over it and the subject matter of these proceedings, which are admitted, Respondent consents to the entry of this Order Instituting Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act and Section 21C of the Exchange Act, Making Findings, and Imposing a Cease-and-Desist Order (“Order”), as set forth below.

2 III. On the basis of this Order and Respondent’s Offer, the Commission finds1 that: SUMMARY 1. This matter concerns accounting violations by Cronos, a Canadian cannabis company, which occurred in its first years operating as a U.S. publicly-traded issuer. In 2019, shortly after becoming subject to SEC reporting requirements, Cronos embarked on a significant business expansion, seeking to enter the nascent cannabis vaporizer market. Cronos, however, lacked the requisite familiarity with applicable accounting requirements as well as the appropriate internal accounting controls to prepare financial reports that complied with U.S. reporting requirements. 2. Between 2019 and 2021, Cronos furnished to and/or filed with the Commission, financial statements in three separate quarters that contained material accounting errors. In two of the three quarters—the first quarter of 2019 and the third quarter of 2019—Cronos improperly recognized revenue in connection with certain transactions with the same counter-party where the sale of cannabis raw materials (or cannabis flower) by Cronos occurred simultaneously with the purchase by Cronos of processed cannabis product. Separately, in the third quarter of 2019, a since- terminated senior executive of Cronos entered into an undisclosed oral agreement with a different counter-party to sell cannabis raw material to the counter-party but then repurchase the cannabis product, either as a derivative product or in some other form, in the following quarter. This oral repurchase agreement made it inappropriate for Cronos to recognize revenue in connection with the sale transaction. Finally, in the second quarter of 2021, Cronos failed to timely record impairment charges in connection with goodwill and intangible assets associated with its U.S. reporting unit. As a result of the foregoing accounting errors, Cronos furnished to and/or filed with the Commission, periodic reports that contained materially inaccurate financial statements. 3. After discovering the accounting errors, Cronos filed restated financial statements for the relevant quarters. In connection with the first and third quarters of 2019, Cronos disclosed that it had materially overstated its revenue by $5.8 million. In connection with the second quarter of 2021, Cronos disclosed that it should have recorded approximately $234.9 million in impairment charges in relation to its U.S. reporting unit. Concerning all three quarters, Cronos disclosed that it had identified material weaknesses in its internal control over financial reporting. RESPONDENT 4. Cronos Group Inc. is incorporated in the Province of British Columbia and is principally headquartered in Toronto, Ontario. Cronos engages in the cultivation, manufacturing, and marketing of cannabis and cannabis-derived products. Cronos’ securities, which are registered with the Commission pursuant to Section 12(b) of the Exchange Act, are dually-listed on the Toronto Stock Exchange and on the NASDAQ (ticker: CRON). From March 2018 through December 31, 2019, Cronos qualified as a foreign private issuer and had reporting, books and 1 The findings herein are made pursuant to Respondent’s Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.

3 records, and internal controls obligations under Sections 13(a) and 13(b) of the Exchange Act and related rules thereunder. As a foreign private issuer, Cronos’ financial statements were prepared in accordance with International Financial Reporting Standards (“IFRS”). As of January 1, 2020, Cronos began reporting as a U.S. domestic issuer and prepared its financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). During the relevant period, Cronos offered and sold securities through the Amended and Restated Stock Option Plan, dated May 26, 2015, and the 2018 Stock Option Plan, dated June 28, 2018, which were registered on Forms S-8 filed with the Commission. FACTS Cronos’ Evolving Business in 2019 5. At the start of 2019, Cronos’ business was primarily focused on the cultivation and growth of cannabis flower (also called biomass), which Respondent in turn expected to sell under various brands in the retail market. However, beginning in early 2019 and continuing throughout that year, an insect infestation of certain biomass in the company’s vault storage facilities rendered that biomass unsuitable for retail sales as originally expected. Cronos also lacked the manufacturing ability to convert the biomass to other uses. As a result, Cronos was left with a large supply of lower-quality biomass in its limited vault storage facilities. In response, Cronos was motivated throughout 2019 to sell off its inventory of lower-quality biomass to free up space in its storage facilities. 6. Around the same time, in anticipation of forthcoming regulatory changes in Canada, Cronos made a strategic decision to enter the cannabis vaporizer market. Cronos expected the market for cannabis vaporizer products to eventually surpass the market for the sale of cannabis flower. As part of its shift in business strategy, Cronos sought to procure a supply of cannabis resin, a key input of vaporizer cartridges used in the production of vaporizer products. Cronos, however, lacked the in-house manufacturing capability to convert biomass into resin, and, in any event, given the lower quality of its biomass inventory, the company’s biomass product could not be used for such purpose. As an alternative, Cronos looked to third-party manufacturers from which it could purchase resin for use in the process of vaporizer production. 7. As part of its focus on the cannabis vaporizer market, Cronos entered into two significant business agreements in 2019. First, in May 2019, Cronos entered into an 18-month supply agreement (the “Resin Supply Agreement”) with Company A pursuant to which Cronos agreed to purchase a fixed amount of resin from Company A each month, with the option to purchase additional amounts of resin. Second, in July 2019, Cronos entered into a contract manufacturing agreement (the “CMO Agreement”) with Company B pursuant to which Cronos and Company B would jointly source biomass, and Company B would then perform all other steps in the production of vaporizer cartridges, including processing the biomass into resin. 8. Cronos had historically operated primarily as a producer of cannabis flower for sale in its retail channel. But, in 2019, Cronos faced the dual challenges of having to sell off its lower- quality biomass inventory, while procuring a large supply of resin to use in the process of vaporizer production. During this time period, there were a limited number of third-party firms in Canada that either had the capacity to purchase Cronos’ lower-quality biomass and convert to other uses, or

4 the ability to supply resin to Cronos for use in vaporizer cartridge production. Cronos considered its dealings with such third-party firms to be part of its wholesale channel. As explained in further detail below, Cronos lacked sufficient internal accounting controls to conduct transactions in its wholesale channel, resulting in material accounting errors in three separate transactions conducted in 2019—two with Company A, and one with Company B. Wholesale Transactions with Company A—First Quarter and Third Quarter of 2019 9. On two separate occasions in 2019, Cronos sold its biomass to Company A, one of the few third-party manufacturers in Canada at this time with the ability to put the lower-quality biomass to an alternative use. At the same time as each of these sale transactions, Cronos purchased resin from Company A, one of the few third-party manufacturers in Canada at this time with the capacity to supply resin in bulk to Cronos. Under IFRS accounting standards applicable to Cronos at the time, Cronos was required to assess whether it was appropriate to recognize revenue in connection with the biomass sale transactions to Company A in light of the simultaneous purchases of resin from Company A. Cronos, however, did not conduct any such analysis. 10. First Quarter of 2019. On March 15, 2019, Cronos sold $2.5 million CAD ($1.9 million USD) in biomass to Company A. The sale was consistent with Cronos’ effort to sell off its lower-quality biomass in order to clear space in its limited storage facilities. On the same date, Cronos purchased $2.7 million CAD ($2.1 million USD) in resin from Company A. Although Cronos did not have an immediate need for resin in the first quarter, the purchase was consistent with the Cronos’ strategy to build up a supply of resin as part of its shift into the cannabis vaporizer market. Several days later, Cronos and Company A simultaneously issued invoices to the other in connection with the respective transactions, and further shipped biomass and resin for delivery to the other. Although there was no agreement between Cronos and Company A tying the two transactions together, it was believed that the purchase of resin from Company A at this time would facilitate Company A’s purchase of biomass from Cronos. 11. Third Quarter of 2019. In September 2019, Cronos and Company A entered into a series of transactions with each other. On September 27, 2019, Cronos sold $5.1 million CAD ($3.8 million USD) in biomass to Company A. At the same time, Cronos purchased the fixed monthly amount of resin for September pursuant to the Resin Supply Agreement (executed in May 2019) in the amount of $2.5 million CAD ($1.9 million USD). Cronos also agreed to purchase an additional $1.6 million CAD ($1.2 million USD) in resin that was an available option beyond the fixed amount under the Resin Supply Agreement. Cronos further agreed to purchase $0.45 million CAD ($0.34 million USD) of resin oil (i.e., resin further processed into a liquid oil substance for use in vaporizer cartridges). Although there was no agreement between Cronos and Company A tying the transactions together, it was believed that the purchase of the optional amount of resin from Company A at this time would facilitate Company A’s purchase of biomass from Cronos. It was further believed that the purchase of resin oil from Company A would foster a positive business relationship with Company A.

5 12. IFRS requires that a contract have commercial substance to recognize revenue.2 However, Cronos’ sales of biomass in the first quarter and third quarter of 2019 lacked commercial substance and should not have resulted in the recognition of revenue. Among other things, the value of biomass sold to Company A was substantially similar to the amount of resin purchased from Company A; the respective purchase orders by Cronos and Company A were issued on the same date; the respective payment invoices by Cronos and Company A were issued on the same date; and the shipments of biomass and resin were close in time. In addition, for the transactions in the first quarter of 2019, the product relinquished (biomass) and the product received (resin) contained similar cannabinoid content profiles, and for the transactions in the first and third quarters of 2019, both products were work in progress inventory to be used as raw materials in production of vaporizer products. Lastly, it was believed that the purchase of resin at this time was meant to facilitate Company A’s purchase of biomass. In light of the foregoing, the risk, timing and amount of Cronos’ future cash flow were not affected by the transactions and Cronos should have treated the simultaneous sale of biomass and purchase of resin as non-monetary transactions resulting in the exchange of inventory. 13. In the first and third quarters of 2019, Cronos’ accounting and finance personnel were aware that Cronos had agreed to sell biomass to Company A, and simultaneously purchase resin from Company A. However, Cronos lacked a sufficient understanding of the applicable accounting standards, or experience with evaluating revenue recognition criteria in its wholesale channel, in the context of conducting simultaneous purchase and sale transactions with the same counter-party. As a result, Cronos did not conduct any assessment of whether it was appropriate to recognize revenue on the biomass sale transactions in these circumstances. 14. On March 30, 2020, Cronos issued a restatement for the first and third quarters of 2019. Cronos determined that it was inappropriate to recognize revenue in connection with the sales of biomass to Company A. The improper revenue recognition was material as it represented 35% and 16% of Cronos’ gross revenue recognized in the first and third quarters of 2019, respectively. Wholesale Transaction with Company B—Third Quarter of 2019 15. As noted above, in July 2019, Cronos entered into a CMO Agreement with Company B. As described in the CMO Agreement, Cronos and Company B would jointly source biomass as the raw material input, and Company B in turn would perform all other steps in the production of vaporizer cartridges, including converting the biomass into resin. 16. Pursuant to the terms of the CMO Agreement, Cronos retained title and ownership of any biomass and other input materials provided to Company B as well as any vaporizer products produced by Company B. Accordingly, the provision of biomass to Company B by Cronos did not constitute a sales transaction or result in the recognition of revenue. Rather, Cronos could recognize 2 In assessing whether a contract has commercial substance, IFRS considers whether the risk, timing, or amount of the entity’s future cash flows is expected to change as a result of the contract. See IFRS 15.9(d). Although Cronos was required to furnish financial statements prepared in accordance with IFRS in 2019, Cronos subsequently assessed whether a restatement was necessary under GAAP. The pertinent provisions of IFRS and GAAP, as applied here, are similar and require that a contract have commercial substance. See ASC 606-10-25-1(d).

6 revenue under the CMO Agreement only when a vaporizer cartridge was ultimately sold by Cronos. The CMO Agreement did not include terms permitting Cronos to sell biomass outright to Company B. 17. Company B proceeded to procure biomass for the purpose of converting the biomass into resin for use in vaporizer products and, in accordance with the terms of the CMO Agreement, would then issue an invoice to Cronos for payment. Cronos preferred that Company B procure the biomass for its vaporizer products from third-party sources to avoid sourcing biomass from Cronos, which was of lower quality. 18. William Hilson served as Cronos’ Chief Financial Officer until April 2019, and thereafter became Chief Commercial Officer until he separated from Respondent in December 2019. In these roles, Hilson was familiar with the CMO Agreement with Company B, as well as the terms under which Cronos would provide biomass to Company B for conversion into resin. 19. In September 2019, consistent with its goal of increasing space in its limited storage facilities, Cronos approached Company B about the possibility of selling some of its existing lower- quality biomass to Company B. In addition, Cronos was seeking to increase reported revenue in its third quarter 2019 as Respondent was facing a shortfall between its projected third quarter revenue and internal revenue targets for the quarter largely due to lower than expected sales in its retail channel. Revenue from its wholesale channel, which Respondent had not anticipated would be a core sales channel, became necessary to bridge the gap. 20. As Hilson led the negotiations for the sale of biomass to Company B, he was specifically instructed by a senior company executive that the biomass sale to Company B could not be pursuant to the CMO Agreement, in part because Cronos did not want its lower-quality biomass being used by Company B as part of the vaporizer production. As a result, the contemplated sale of biomass from Cronos to Company B would be treated as a routine sales transaction, unrelated to the CMO Agreement. 21. In late September 2019, a senior executive at Company B emailed Hilson informing him that, although Company B had no need to purchase Cronos’ biomass, the company would enter into such a transaction, in part to help Cronos meet its revenue goals. However, the senior executive made clear that Company B would purchase Cronos’ biomass only if Cronos agreed to buy it back as a derivative product or in some other form in the following quarter. Hilson orally agreed to the condition proposed by the senior executive at Company B although he was not authorized to enter into such a buy back arrangement. Hilson did not disclose to others at Cronos that he had orally committed to Company B that Cronos would repurchase the cannabis as a derivative product or in some other form in the following quarter. 22. On September 27, 2019, Company B issued a purchase order to Cronos for approximately $3.1 million CAD ($2.4 million USD) of biomass, and a few days later, Cronos issued an invoice to Company B for the sale and shipped the product to Company B. Neither the purchase order nor the invoice made any reference to the CMO Agreement. In connection with this biomass sale in September 2019, Cronos recognized $3.0 million CAD ($2.3 million USD) in revenue in its third quarter 2019 financial results.

7 23. In November 2019, as part of the quarterly close process, Hilson signed a sub- certification as a financial statement reviewer certifying that Cronos’ quarterly financial statements were accurate and that he was not aware of any fraud involving the statements. Hilson did not disclose that he had entered into an oral buy back agreement with Company B related to the September 2019 sale of biomass. 24. In early December 2019, upon learning of Hilson’s upcoming departure from Cronos, the senior executive at Company B contacted Hilson to discuss payment of the biomass purchase in light of their prior agreement. 25. In January 2020, Company B informed Cronos that it had purchased the biomass in September 2019 based on an oral commitment by Hilson to buy back the biomass in a processed form. To date, Company B has not paid for the biomass sale, and Cronos ceased collection efforts in March 2020 after writing off the receivable. 26. By virtue of Hilson’s oral agreement with Company B, which conditioned the sale of biomass to Company B on Cronos’ commitment to repurchase the derivative product or product in some other form in the subsequent quarter, Cronos did not meet the IFRS standards to recognize revenue in connection with the biomass sale. Specifically, the risk, timing, or amount of Cronos’ cash flows was not expected to change as a result of this proposed round-trip transaction, and thus, the transaction lacked commercial substance under IFRS. 27. Because of the agreement to repurchase cannabis from Company B, Cronos improperly recognized revenue from the sale transaction in the amount of $3.0 million CAD ($2.3 million USD). The improper revenue recognition represented 22% of Cronos’ gross revenue recognized in that quarter. As a result, Cronos furnished materially inaccurate financial statements on Form 6-K on November 11, 2019. 28. In March 2020, Cronos furnished a Form 6-K/A for the third quarter of 2019 that restated its quarterly financial results by, among other things, excluding revenue associated with the sale of biomass to Company B in September 2019. Impairment of U.S. Intangible Asset—Second Quarter of 2021 29. In September 2019, Cronos acquired a U.S. business that manufactures, markets and distributes hemp-derived supplements and cosmetics products under the brand, Lord Jones. With the acquisition, Cronos recorded an indefinite-lived intangible asset of $64 million for the brand name and goodwill of $213.4 million. As required by GAAP, U.S. public companies, as Cronos was beginning in January 2020, are required to test goodwill and indefinite-lived intangible assets for potential impairment at least once a year – and on an interim basis when certain indicators, or “triggering events,” are present – and record any impairments.3 3 “Goodwill” is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. “Intangible assets” are assets (not including financial assets) that lack physical substance. The term intangible assets is used to refer to intangible assets other than goodwill. Impairment of goodwill is the condition that exists when the carrying amount of a reporting unit

8 30. During the second quarter of 2021, certain Cronos personnel were aware of information indicating the existence of impairment indicators related to goodwill and intangible assets held by the U.S. business. In particular, the U.S. business had underperformed relative to budget expectations as of the second quarter 2021; internal forecasts prepared during the second quarter of 2021 had shown an approximate 60% decrease in projected revenues in future years; and the U.S. business faced significant pricing pressures as a result of increased competition and discounting by other firms. As a result of such information, Cronos should have determined that it was required to perform an interim impairment test. 31. However, Cronos’ internal accounting controls were insufficient to provide reasonable assurances that an appropriate impairment analysis was conducted in the second quarter of 2021. Among other things, Cronos’ accounting personnel lacked a sufficient understanding of GAAP and prepared an impairment analysis that applied an erroneous accounting standard. Cronos’ accounting personnel further highlighted positive aspects of the U.S. business, while failing to sufficiently weigh negative factors, including declining planned revenue and profits compared to projected results of prior periods. Cronos’ accounting staff also failed to properly document their impairment analysis or provide complete and accurate information to senior executives regarding their analysis. 32. In the third quarter of 2021, Cronos reassessed the existence of impairment indicators as of June 30, 2021 and determined that quantitative impairment analyses were required. The quantitative analyses determined that the carrying amount of the Lord Jones intangible asset and U.S. reporting unit exceeded their fair values and were impaired. In February 2022, Cronos restated its financial statements for the second quarter of 2021, recording impairment charges of $178.4 million and $56.5 million for goodwill and intangible assets, respectively, related to the U.S. reporting unit. These adjusted amounts were material and represented approximately 99% of Cronos’ goodwill, 80% of its intangible assets, and 12% of its total assets for the quarter. Material Weakness in Internal Control over Financial Reporting 33. In connection with the accounting errors identified above, Cronos disclosed in its restatements that it had identified a number of material weaknesses in its internal control over financial reporting. VIOLATIONS 34. As a result of the conduct described above in paragraphs 15 to 28, Cronos violated Section 17(a) of the Securities Act, which prohibits fraudulent conduct in connection with the offer or sale of securities, and Section 10(b) of the Exchange Act and Rules 10b-5(a) and 10b-5(c) thereunder, which prohibit fraudulent conduct in connection with the purchase or sale of securities. that includes goodwill exceeds its fair value. Impairment of an indefinite-lived intangible asset is the condition that exists when its carrying amount exceeds its fair value. “Fair value” is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. If there is impairment, then the difference between the carrying amount (i.e., the amount of an item as displayed in the financial statements) of the reporting unit that includes goodwill or the indefinite-lived intangible asset and its respective fair value is recorded as an impairment charge.

9 35. As a result of the conduct described above, Cronos violated Section 13(a) of the Exchange Act and Rules 13a-13, 13a-16 and 12b-20 promulgated thereunder, which require foreign private issuers with securities registered under Section 12 of the Exchange Act to furnish certain reports on Forms 6-K to the Commission, require U.S. public issuers to file quarterly reports with the Commission, and mandate that such reports contain such further material information necessary to make the required statements not misleading. 36. As a result of the conduct described above, Cronos violated Section 13(b)(2)(A) of the Exchange Act, which requires reporting companies to make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of their assets. 37. As a result of the conduct described above, Cronos violated Section 13(b)(2)(B) of the Exchange Act, which requires reporting companies to devise and maintain a system of internal accounting controls sufficient, among other things, to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements. Cronos also violated Exchange Act Rule 13a-15(a), which requires issuers to maintain internal control over financial reporting. COOPERATION 38. In determining whether to accept Cronos’ Offer, the Commission considered the following: a. Cronos had procedures in place designed to identify potential material accounting errors and possible misconduct by its employees, including mechanisms for employees to submit internal tips and complaints. In addition, Cronos promptly took steps to evaluate tips and complaints submitted by employees, including by conducting an internal investigation under the supervision of its Audit Committee, which eventually led to the discovery of material accounting errors in the first and third quarters of 2019, and the second quarter of 2021. b. Upon learning of the potential for material accounting errors in reports previously filed with the Commission, and prior to the completion of its internal investigation, Cronos promptly self-reported to Commission staff, information related to potential violations of the federal securities laws in the first quarter and third quarter of 2019, and thereafter it self-reported information related to further potential violations in the second quarter of 2021. c. Cronos provided timely updates to Commission staff and voluntarily produced documents, reports, and other materials, including factual information learned during the course of its internal investigation into the material accounting errors. Cronos further facilitated interviews of current and former officers and employees, including individuals residing outside of the United States. d. Cronos undertook remedial measures upon learning of the material accounting errors, including developing and implementing new internal accounting controls;

10 developing a new training program regarding accounting related matters; and hiring additional staff with familiarity with GAAP requirements. 39. In consideration of the foregoing, the Commission has determined not to impose a civil penalty on Cronos. UNDERTAKINGS Respondent has undertaken to: 40. Retain, within thirty (30) days of the date of entry of the Order, at its own expense, a qualified independent consultant (the “Consultant”) not unacceptable to the Commission staff, to review Respondent’s internal accounting controls and internal control over financial reporting. The Consultant’s review and evaluation shall include an assessment of the following: a. the sufficiency of Cronos’ internal accounting controls in light of Cronos’ business strategy. The review shall include, but not be limited to, a review of Respondent’s policies, procedures, and controls, relating to (i) revenue recognition, including in its wholesale channel and non-routine transactions, and (ii) the assessment and testing of goodwill and intangible assets for impairment; b. Cronos’ compliance with Commission requirements related to internal control over financial reporting, including but not limited to, the adequacy of Respondent’s control environment and risk assessment based upon criteria established in the Internal Control – Integrated Framework (2013) by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”); c. Cronos’ employment of a sufficient number of accounting and finance personnel with an understanding of GAAP and financial reporting requirements, as well as the reporting lines of accounting and finance personnel to management and the Board of Directors; and d. Cronos’ training of its employees on matters related to GAAP as well as financial reporting requirements. 41. Provide, within forty-five (45) days of the issuance of this Order, a copy of the engagement letter detailing the Consultant’s responsibilities to Mark Cave, Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. 42. Require the Consultant, at the conclusion of the review, which in no event shall be no more than 120 days after the entry of the Order, to submit a report of the Consultant to the Respondent and the Commission staff. The report shall address the Consultant’s findings and shall include a description of the review performed, the conclusions reached, and the Consultant’s recommendations for changes or improvements.

11 43. Adopt, implement, and maintain all policies, procedures and practices recommended in the report of the Consultant within 120 days of receiving the report from the Consultant. As to any of the Consultant’s recommendations about which the Respondent and the Consultant do not agree, such parties shall attempt in good faith to reach agreement within 180 days of the date of the entry of the Order. In the event that the Respondent and the Consultant are unable to agree on an alternative proposal, the Respondent will abide by the determination of the Consultant and adopt those recommendations deemed appropriate by the Consultant. 44. Cooperate fully with the Consultant in its review, including making such information and documents available as the Consultant may reasonably request, and by permitting and requiring the Respondent’s employees and agents to supply such information and documents as the Consultant may reasonably request, subject to any applicable privilege. 45. To ensure the independence of the Consultant, the Respondent (i) shall not have received legal, auditing, or other services from, or have had any affiliations with, the Consultant during the two years prior to the issuance of this Order; (ii) shall not have the authority to terminate the Consultant without prior written approval of the Commission staff; and (iii) shall compensate the Consultant for services rendered pursuant to the Order at their reasonable and customary rates. 46. Require the Consultant to enter into an agreement that provides that for the period of engagement and for a period of two years from completion of the engagement, the Consultant shall not enter into any employment, consultant, attorney-client, auditing or other professional relationship with Respondent, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity. The agreement will also provide that the Consultant will require that any firm with which he/she is affiliated or of which he/she is a member, and any person engaged to assist the Consultant in performance of his/her duties under this Order shall not, without prior written consent of the Commission staff, enter into any employment, consultant, attorney-client, auditing or other professional relationship with Respondent, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such for the period of the engagement and for a period of two years after the engagement. 47. The reports by the Consultant will likely include confidential financial, proprietary, competitive business or commercial information. Public disclosure of the reports could discourage cooperation, impede pending or potential government investigations or undermine the objectives of the reporting requirement. For these reasons, among others, the reports and the contents thereof are intended to remain and shall remain non-public, except (1) pursuant to court order, (2) as agreed to by the parties in writing, (3) to the extent that the Commission determines in its sole discretion that disclosure would be in furtherance of the Commission’s discharge of its duties and responsibilities, or (4) is otherwise required by law. 48. Require the Consultant to report to the Commission staff on its activities as the staff may request. 49. Respondent agrees that the Commission staff may extend any of the dates set forth above at its discretion.

12 50. Certify, in writing, compliance with the undertaking(s) set forth above. The certification shall identify the undertaking(s), provide written evidence of compliance in the form of a narrative, and be supported by exhibits sufficient to demonstrate compliance. The Commission staff may make reasonable request for further evidence of compliance, and the Respondent agrees to provide such evidence. The certification and reporting material shall be submitted to Mark Cave, Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549, with a copy to the Office of the Chief Counsel of the Division of Enforcement, no later than thirty (30) days from the date of the completion of the undertakings. IV. In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondent’s Offer. Accordingly, it is hereby ORDERED that: A. Pursuant to Section 8A of the Securities Act and Section 21C of the Exchange Act, Respondent Cronos cease and desist from committing or causing any violations and any future violations of Section 17(a) of the Securities Act, Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act and Rules 10b-5, 13a-13, 13a-15(a), 13a-16 and 12b-20 thereunder. B. Respondent shall comply with the undertakings enumerated in Paragraphs 41-51 above. C. Respondent acknowledges that the Commission is not imposing a civil penalty based upon its cooperation in a Commission investigation. If at any time following the entry of the Order, the Division of Enforcement (“Division”) obtains information indicating that Respondent knowingly provided materially false or misleading information or materials to the Commission, or in a related proceeding, the Division may, at its sole discretion and with prior notice to the Respondent, petition the Commission to reopen this matter and seek an order directing that the Respondent pay a civil money penalty. Respondent may contest by way of defense in any resulting administrative proceeding whether it knowingly provided materially false or misleading information, but may not: (1) contest the findings in the Order; or (2) assert any defense to liability or remedy, including, but not limited to, any statute of limitations defense. By the Commission. Vanessa A. Countryman Secretary